Exhibit 5.1

                              DUQUESNE LIGHT COMPANY

                                  Legal Unit
                                  411 Seventh Avenue
                                  P.O. Box 1930
                                  Pittsburgh, Pennsylvania 15230-1930
                                  Phone:  (412)  393-6000
                                  Fax:    (412)  393-6645


          DAVID R. HIGH
          Assistant General Counsel
            and General Manager


                                                           (412) 393-6443

                                             July 30, 1997

          PRIVILEDGED & CONFIDENTIAL


          DQE, Inc.
          411 Seventh Avenue
          Pittsburgh, Pennsylvania 15219

          Gentlemen/Ladies:

                    I am an Assistant General Counsel of Duquesne Light Company, which is a wholly owned subsidiary of DQE, Inc., a Pennsylvania corporation ("DQE" or the "Company"), and have acted as counsel to the Company in connection with the proposed issuance by the Company from time to time of up to 1,000,000 shares of the Company's Preferred Stock, Series A (Convertible) (the "Series A Preferred Stock") and an indeterminate number of shares of the Company's Common Stock, no par value (the "Offered Common Stock"), into which the Series A Preferred Stock may be converted, all as contemplated by the Registration Statement on Form S-4 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission (the "SEC") on or about the date hereof for the registration of the Series A Preferred Stock and the Offered Common Stock under the Securities Act of 1933, as amended (the "Act").

               I have examined the Restated Articles of Incorporation of the Company, as amended, the statement with respect to the Series A Preferred Stock (the "Statement") proposed to be filed with the Secretary of State of the Commonwealth of Pennsylvania and such other corporate records and documents and such questions of law as I have considered necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact, I have relied, without investigation, upon representations by officers and other employees of the Company.

               On the basis of the foregoing, I am of the opinion that:

          (1) the Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

          (2) the shares of Series A Preferred Stock and the shares of Offered Common Stock will be validly issued, fully paid and non-assessable when:

               (a) the Registration Statement, as it may be amended, shall have become effective under the Act;

               (b) as to shares of the Series A Preferred Stock, the Statement shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania;

               (c) the Series A Preferred Stock shall have been duly issued and delivered as contemplated in the Registration Statement and the consideration therefor, as authorized by the Board of Directors of the Company, shall have been delivered to and received by the Company; and

               (d) as to shares of the Offered Common Stock, the predecessor shares of Series A Preferred Stock shall have been converted in accordance with the terms of the Statement.

               With respect to outstanding shares of Common Stock to be acquired in the open market for delivery, as contemplated in the Registration Statement, upon the conversion of shares of Series A Preferred Stock:

               (x) I have necessarily assumed, as to shares heretofore issued pursuant to employee benefit plans and other offerings to employees and/or shareholders, that the certificates (to the extent required) for such Common Stock have been duly countersigned and registered by a transfer agent and registrar and that, upon the issuance of such shares, the Company received the full consideration therefor authorized by the Company's Board of Directors; and

               (y) I express no opinion as to shares of Common Stock issued subsequent to the date hereof, except authorized but unissued shares issued as contemplated in clause (2) of the preceding paragraph.

               In rendering their opinion to you of even date herewith, Reid & Priest LLP may rely upon this letter as to all matters governed by the laws of the Commonwealth of Pennsylvania as if this letter were addressed to them. This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Series A Preferred Stock or the Offered Common Stock or any other party to which it is not specifically addressed or to which reliance has not been expressly permitted hereby.

               I hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to me in the Registration Statement and in the prospectus constituting a part thereof.

                                             Very truly yours,

                                             /s/ David R. High

                                             David R. High